Exhibit 5.1

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309-3424

404-881-7000 | Fax: 404-881-7777

Randolph A. Moore, III	Direct Dial: 404-881-7794	Email: randy.moore@alston.com

February 1, 2023

Seacoast Banking Corporation of Florida

815 Colorado Avenue

Stuart, Florida 34994

Re:	Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on February 1, 2023 (Registration No. 333- )

We have acted as counsel to Seacoast Banking Corporation of Florida, a Florida corporation (the “Company”), in connection with the Company’s filing of the above-referenced Registration Statement on Form S-8 (the “Registration Statement”) with the Commission to register under the Securities Act of 1933, as amended (the “Securities Act”), an aggregate of 497,021 shares of the Company’s common stock, $0.10 par value per share (the “Shares”), which may be issued pursuant to the Seacoast Banking Corporation of Florida 2021 Incentive Plan (the “Plan”) pursuant to stock options (the “Substitute Options”) granted as substitute awards to replace existing Professional stock options in connection with the merger of Professional Holding Corp. (“Professional”) with and into the Company on January 31, 2023. This opinion is being furnished in accordance with the requirements of Item 8 of the Commission’s Form S-8 and Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering this opinion letter, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, including, without limitation, (i) resolutions adopted by the boards of directors or other governing bodies or controlling entities of the Company, (ii) the organizational documents of the Company, (iii) certificates of officers and representatives (who, in our judgment, are likely to know the facts upon which the opinion or confirmation will be based) of the Company, (iv) the Registration Statement, (v) the Plan, (vi) certificates of public officials and (vii) such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

In our examination of the relevant documents, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity and competence of all natural persons, (iii) the authenticity of all documents submitted to us as original documents and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies, and (iv) the accuracy, completeness and authenticity of all certificates of public officials.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon the representations, warranties and statements made in originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinions hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion or belief as to matters that might have been disclosed by independent verification.

Our opinion set forth herein is limited to the Florida Business Corporation Act (“FBCA”) and the federal securities laws of the United States, in each case as currently in effect, and we do not express any opinion herein concerning any other laws, statutes, ordinances, rules, or regulations. Special rulings of authorities administering the FBCA or opinions of other counsel have not been sought or obtained.

Based upon the foregoing, and subject to the assumptions, qualifications, and limitations set forth in this opinion letter, it is our opinion that:

(1)	When the Registration Statement has become effective under the Securities Act and the Shares are issued by the Company pursuant to the Substitute Options in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

This opinion letter is provided for use solely in connection with the filing of the Registration Statement with the Commission and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our prior express written consent. The only opinion rendered by us consists of those matters set forth in the paragraph numbered (1) above, and no opinion may be implied or inferred beyond the opinion expressly stated in the paragraph numbered (1) above. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, ALSTON & BIRD LLP

By:	/s/ Randolph A. Moore, III
Randolph A. Moore, III A Partner